UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 28, 2020

BOXLIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	8211	46-4116523
(State of Incorporation)	(Primary Standard Industrial Classification Code Number.)	(IRS Employer Identification No.)

BOXLIGHT CORPORATION

1045 Progress Circle

Lawrenceville, Georgia 30043

(Address Of Principal Executive Offices) (Zip Code)

678-367-0809

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.0001 per share	BOXL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry Into Material Definitive Agreements.

On July 28, 2020, Boxlight Corporation, a Delaware corporation (“Boxlight”), entered into an underwriting agreement (the “Underwriting Agreement”) with Maxim Group LLC (“Maxim”) pursuant to which the Company agreed to sell to the underwriters in a firm commitment underwritten public offering (the “Offering”) an aggregate of 15,000,000 shares of the Company’s Class A common Stock, par value $0.0001 per share (the “Common Stock”), at a price to the public of $2.00 per share. In addition, pursuant to the terms of the Underwriting Agreement, the Company has granted the underwriters a 45-day option to purchase an additional 2,250,000 shares of Common Stock to cover over-allotments, if any. Maxim acted as sole book-running manager and National Securities Corporation acted as a co-manager in the Offering.

The underwriters will be paid a commission totalling 7.0% of the gross proceeds of the Offering and will be reimbursed for up to $65,000 in expenses, pursuant to the terms of the Underwriting Agreement. As such, the net proceeds to the Company from the Offering are expected to be approximately $27,770,000, after deducting underwriting discounts and commissions and estimated expenses payable by the Company, and assuming no exercise of over-allotment option. The transactions contemplated by the Underwriting Agreement are expected to close on or about July 31, 2020.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (SEC File No. 333-239939) (the “Registration Statement”) and the related base prospectus included therein, as supplemented by the prospectus supplement dated July 28, 2020 (the “Preliminary Prospectus”) and the final prospectus supplement, filed July 29, 2020 (the “Final Prospectus” and collectively with the Preliminary Prospectus, the “Prospectus”). The legal opinion and consent of Michelman & Robinson LLP addressing the validity of the Common Stock sold in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, including customary conditions to closing, indemnification obligations of the Company and the Underwriters, and other obligations. The Company has agreed, for a period of 120 days following entry into the Underwriting Agreement, to, among other things, not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or file a subsequent registration statement with the SEC to register the Company’s securities, unless they obtain written consent from the Representative.

The foregoing description of the terms of the Underwriting Agreement does not purport to be compete and is qualified in its entirety by reference to such document, which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

This Current Report contains forward-looking statements that involve risk and uncertainties, such as statements related to the amount of net proceeds expected from the Offering. The risks and uncertainties involved include various risks detailed in the Prospectus and the Company’s SEC filings.

Item 8.01 Other Events.

On July 28, 2020, the Company issued a press release announcing the launch of the Offering and on July 28, 2020, the Company issued a press release announcing the pricing of the Offering. Copies of these press releases are furnished hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
1.01	Underwriting Agreement, dated July 28, 2020, between Boxlight Corporation and Maxim Group LLC.
5.1	Legal Opinion of Michelman & Robinson LLP
99.1	Press Release dated July 28, 2020
99.2	Press Release dated July 28, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2020

BOXLIGHT CORPORATION

By:	/s/ Takesha Brown
Name:	Takesha Brown
Title:	Chief Financial Officer